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                                                                   Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 of Form S-3 of our report dated May 26, 1995 on the consolidated financial statements of U.S. Alcohol Testing of America, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-3 No. 333-10945) and related Prospectus of U.S. Alcohol Testing of America, Inc. for the registration of 2,000,000 shares of its common stock issuable upon exercise of warrants and shares offered by selling stockholders.


                          /s/ Wolinetz, Gottlieb & Lafazan, P.C.

                          WOLINETZ, GOTTLIEB & LAFAZAN, P.C.



         Rockville Centre, New York
         September 19, 1996







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